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                                                                    EXHIBIT 99.1




                                             December 15, 1998


Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn:  Paul A. Nussbaum

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn:  James D. Carreker


Gentlemen:

     This letter summarizes our discussions and reflects our mutual intent to continue to pursue negotiations concerning a proposed permanent investment (the "Permanent Investment" or the "Investment"), by Apollo Real Estate Advisors III, L.P. ("Apollo"), Apollo Management IV, L.P. ("Apollo Management"), Thomas H. Lee Company ("THL"), Beacon Capital Partners, Inc. ("Beacon") and Rosen Consulting Group ("Rosen", and with Apollo, Apollo Management, THL and Beacon, the "Investors") on behalf of one or more of their affiliates, funds under management or assignees (such assignees to be approved by the Companies) in Patriot American Hospitality, Inc. ("Patriot") and Wyndham International, Inc. ("Wyndham", and with Patriot and their respective operating partnerships and other affiliates, the "Companies") on the terms and subject to the conditions set forth herein. The Companies represent that their respective Boards of Directors or appropriate committees thereof have approved the Permanent Investment in principle and the Companies further represent that there have been no material adverse developments in their operations, financial condition or business other than those (i) reflected in their filings with the Securities and Exchange Commission or (ii) disclosed to the public or the Investors prior to the execution of this letter agreement.

          1. DEFINITIVE AGREEMENTS. The Investors and the Companies shall actively negotiate in good faith regarding definitive agreements relating to the Permanent Investment (the "Definitive Agreements"), to be drafted promptly following the execution of this letter, and which will contain covenants, representations, warranties, indemnities, terms and conditions as are usual and customary for a transaction of this type and as are generally consistent with the terms and conditions set forth in Appendix A hereto; provided, that nothing contained herein shall obligate either party


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               to execute or consummate any agreements relating to the Permanent
               Investment, or prevent either party from terminating this letter agreement as provided in paragraph 7.

          2. EXCLUSIVITY. Recognizing that the Investors' review of the Companies and their business and the negotiation and drafting of the Definitive Agreements have to date required and will continue to require the Investors to expend significant time, effort and money, and to induce the Investors to continue such review, negotiation and drafting, the Companies agree that between the date of their acceptance of this letter agreement and the Termination Date (as defined in paragraph 7) (such period, the "Exclusivity Period") they will negotiate in good faith with the Investors regarding Definitive Agreements relating to the Permanent Investment, and they will not, and will cause their respective officers and directors and any advisors which they have retained for the purpose of evaluating any proposed transaction to not, encourage any offers from, solicit, encourage, initiate, respond to (other than by a bare statement without further detail or explanation that they are not permitted to respond) or continue any discussions with, engage in or continue to engage in negotiations with, or provide any information to, or enter into any agreements or understandings with, any corporation, partnership, person, entity or group, other than the Investors and their respective officers, directors, employees and agents, concerning any merger, consolidation, transfer of substantial assets (except for "Project D" and the spin-off of "Newco"), sale or exchange of shares, or similar transaction involving the Companies or any sale or exchange of any capital stock of the Companies, without the prior written consent of the Investors. The foregoing will not restrict the Companies and their representatives from discussions, negotiations and agreements with (i) the company previously identified to the Investors by the Companies or (ii) another party that makes a written proposal pursuant to which such other party would acquire or make a significant equity investment in the Companies, on terms and conditions the Boards of Directors of the Companies determine in good faith to be superior to the Permanent Investment and which the Boards are required by their fiduciary duties as advised by their outside legal counsel to pursue.

          3. FEES AND EXPENSES. Regardless of whether the Permanent Investment is ever consummated, as and when requested by the Investors, the Companies will promptly reimburse the Investors for up to $7 million (in the aggregate) of their respective out-of-pocket expenses incurred in connection with the Investment (including those incurred prior to the execution of this letter agreement), including fees and expenses of advisors, accountants, attorneys, consultants, and other parties whom the Investors have engaged to assist them in connection with the Investment (collectively, "Out-of-Pocket Expenses").


                                          2


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               If, without the consent of the Investors, the Companies and any third party, during the Exclusivity Period or 180 days thereafter, enter into any other agreement or agreements providing for equity or other securities convertible into or exchangeable or exercisable for equity with aggregate net proceeds of at least $50 million or providing for or contemplating any merger, consolidation, transfer of substantial assets, any tender or exchange offer to acquire securities of the Companies or similar transaction involving the Companies, and the Companies shall not have entered into the Definitive Agreements other than solely by reason of the Investors being unwilling to proceed with the Permanent Investment on the terms and conditions set forth herein, the Companies agree to pay, in addition to the Investors' respective Out-of-Pocket Expenses as provided in this paragraph 3 and, as liquidated damages, an amount in cash equal to $30 million.
           The Companies agree that (i) the actual damages to the Investors are impossible to determine with certainty and (ii) such sum is a reasonable estimate of the Investors' damages arising from lost opportunities, executive time and other causes.

               The fees and expenses described above are not intended to be in lieu of any other fees and expenses agreed to by the parties as set forth in Appendix A.

          4. CONFIDENTIALITY. Subject to the requirements of applicable law, to Section 8 of the confidentiality agreement between the Companies and the Investors and to agreements to which the Companies are parties, the terms and conditions of this letter and the Investment, including the identities of all parties referred to in this letter, will be held by the parties in strict confidence and will not be disclosed to anyone, other than legal counsel, agents and representatives who need to know such information in connection with the Investment contemplated hereby, or otherwise as advisable, after approval by the Investors. Subject to the requirements of applicable law, neither the Companies nor the Investors, their respective agents or representatives, shall make any news releases or other public disclosure with respect to the Investment without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein, the Investors and the Companies agree that upon execution of this letter agreement, the Companies and the Investors will issue a press release mutually acceptable to both parties. In addition, each of the parties hereto will be furnishing to each other certain information, which is either non-public, confidential or proprietary in nature. Each of the parties agrees that all such information furnished or otherwise obtained, directly or indirectly, by such party, its directors, officers, partners, employees, agents or representatives including, without limitation, attorneys, accountants, partners, experts and consultants (collectively, "Representatives") and all reports, analysis, compilations, data, studies or other documents prepared by such party or its Representatives containing or based, in whole or in part, on any such furnished information (collectively, the "Information") will be kept strictly


                                          3


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               confidential and will not, without the prior written consent of the other party, be disclosed to any other individual, corporation, partnership, joint venture, trust or association in any manner whatsoever, in whole or in part and will not be used for any purpose other than evaluating the Investment described herein; provided that if either party receives an opinion of counsel that it is legally obligated to release the Information, such party may do so after notice to and consultation with the other party.

          5. COOPERATION. The execution of Definitive Agreements is conditioned upon the Investors' satisfactory completion of their due diligence review (including, but not limited to, with respect to business, legal, accounting, and environmental matters) of the Companies. The Investors are prepared to continue their due diligence review of the Companies immediately, and will complete such investigation as expeditiously as possible. The Companies will, and will cause their advisors, officers and other agents to, cooperate to the fullest extent in expediting the Investors' due diligence investigation of the Companies. Unless otherwise agreed to by the Companies in writing, all (a) communications regarding any possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, timing and terms, will be submitted or directed to Mahmoud A.Mamdani, Morgan Stanley & Co. Incorporated, at (212) 761-7472 or David Edelson, Chase Securities Inc., at (212) 270-7002. The Investors agree that, within 30 days following the date hereof, they will advise the Companies in writing as to the results of their due diligence investigation and as to whether they wish to proceed to complete negotiation of the Definitive Agreements and the execution thereof on the terms and conditions set forth herein. Furthermore, the Investors agree to promptly advise the Companies in writing as to any material adverse due diligence finding.

          6. BINDING EFFECT. The covenants and agreements set forth in this letter agreement are intended to be, and shall be, binding upon the parties and, to the extent provided in paragraph 7, shall survive termination of this letter agreement. This letter agreement may be executed and delivered manually or by fax and may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement. This letter agreement shall be binding upon each of the parties hereto immediately upon the execution of this letter agreement by all parties and may be assigned by the Investors to their respective affiliates, which may include an investment entity to be formed by them.


                                          4


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          7.        TERMINATION.  If the Definitive Agreements for any reason
               have not been signed by 45 days following the date of execution by the parties of this letter agreement, then this letter agreement shall be terminated at the expiration of such date without any further action of any party hereto. The date of any such termination is referred to as the "Termination Date". After the termination of this letter agreement as provided herein, the obligations of the parties arising under this letter agreement (except for any obligations under paragraphs 3, 4 and 8, which shall survive any such termination) shall be of no further force or effect.

          8. APPLICABLE LAW; JURISDICTION AND VENUE. This letter shall be governed by the laws of the United States of America and the State of New York. Each party hereto irrevocably submits to the exclusive jurisdiction of any court of the State of New York and the Federal courts of the United States located in the State of New York in respect of the transactions contemplated by this letter agreement.


                                          5


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     If the foregoing accurately summarizes our understanding, we request that you approve this letter and evidence such approval by causing the enclosed copy of this letter to be promptly signed, dated and returned to the undersigned.

                              Very truly yours,

                              APOLLO REAL ESTATE ADVISORS III, L.P.

                              By:    /s/ Ricardo Koenigsberger
                                     -------------------------
                              Name:  Ricardo Koenigsberger
                              Title: Vice President

                              APOLLO MANAGEMENT IV, L.P.

                              By:    /s/ Marc Rowan
                                     --------------
                              Name:  Marc Rowan
                              Title: Vice President, Apollo Capital Mgmt., Inc.

                              THOMAS H. LEE COMPANY

                              By:    /s/ Scott A. Schoen
                                     -------------------
                              Name:  Scott A. Schoen
                              Title: Managing Director

                              BEACON CAPITAL PARTNERS, INC.

                              By:    /s/ John C. Halsted
                                     -------------------
                              Name:  John C. Halsted
                              Title: Chief Investment Officer

                              ROSEN CONSULTING GROUP

                              By:    /s/ Randall H. Doud, Attorney-in-Fact
                                     -------------------------------------
                              Name:  Randall H. Doud
                              Title: Attorney-in-Fact


                                          6


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Agreed and accepted:

Date:  December 15, 1998


PATRIOT AMERICAN HOSPITALITY, INC.

By:    /s/ William W. Evans III
       ------------------------
Name:  William W. Evans III
Title: President and Chief Executive Officer

PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.

By:  PAH GP, INC., Its General Partner

          By:    /s/ William W. Evans III
                 ------------------------
          Name:  William W. Evans III
          Title: Vice Chairman

WYNDHAM INTERNATIONAL, INC.

By:    /s/ James D. Carreker
       ---------------------
Name:  James D. Carreker
Title: Chairman and CEO


                                          7

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                                                                      APPENDIX A




                   SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK
                   SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK

                                     TERM SHEET


TYPE OF SECURITIES            Series A Perpetual Convertible Preferred Stock
                              (the "Series A Preferred Stock") of Patriot
                              American Hospitality, Inc. ("Patriot")

                              Series B Perpetual Convertible Preferred Stock (the "Series B Preferred Stock", and with the Series A Preferred Stock, the "Preferred Stock") of Patriot

                              The Preferred Stock would be issued as senior preferred units of Patriot's operating partnership and would be convertible into common units of the operating partnership to the extent necessary to assure compliance with the "paired share" rules

CONSIDERATION                 Cash equal to the Stated Amount of the Preferred
                              Stock.

STATED AMOUNT                 Series A Preferred Stock-70% of initial Investment

                              Series B Preferred Stock-30% of initial Investment

INVESTORS                     Apollo Real Estate Advisors III, L.P., Apollo
                              Management IV, L.P., Thomas H. Lee Company, Beacon
                              Capital Partners, Inc.  and Rosen Consulting Group
                              (collectively, the "Investors") on behalf of one or more of their affiliates, funds under management or assignees (such assignees to be approved by the Companies). The holdings by the Investors will be structured to maintain REIT flexibility

INITIAL CONVERSION PRICE      The lesser of: (i) $10.00 or (ii) 122.5% of the 20
                              day trailing average closing price of the paired common stock (the "Common Stock") of Patriot and Wyndham International, Inc. (together with
                              Patriot, the "Companies") prior to 10 days before the date on which the Companies' shareholders approve the Investment; PROVIDED, that the conversion price as so determined shall be not less than the closing bid price of the Common
                              Stock on December 15, 1998; and PROVIDED FURTHER that the closing bid price of the Common Stock on December 15, 1998 will be equitably adjusted for dividends of Common Stock and issuances of Common
                              Stock.

DIVIDENDS PER SHARE           SERIES A PREFERRED STOCK:  Through the fifth
                              anniversary of the issuance of the Series A
                              Preferred Stock to the Investors, dividends will
                              be cumulative and payable quarterly in additional
                              shares of Series A Preferred Stock valued at the
                              Stated Amount thereof at the annual rate of 9.75%,
                              compounded on a quarterly basis.   From the fifth
                              anniversary of the issuance of the Series A
                              Preferred Stock to the Investors through the tenth anniversary, at the election of the directors of the Companies who are not affiliated with the Investors (the "Non-Investor Directors"), dividends will either be (i) cumulative and payable quarterly in additional shares of


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                              Series A Preferred Stock valued at the Stated
                              Amount thereof at the annual rate of 9.75%, compounded on a quarterly basis or (ii) payable in cash quarterly at the annual rate of 9.75%. Following the tenth anniversary of the issuance of the Series A Preferred Stock to the Investors, dividends will be payable in cash quarterly at the annual rate of 9.75%. In addition, the Series A Preferred Stock shall be entitled to receive all dividends or other distributions paid with respect to the Common Stock, based on the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the time of payment of the dividend after giving effect to the contemporaneous issuance of any additional shares of Series A Preferred Stock as described above.

                              SERIES B PREFERRED STOCK: Dividends will be cumulative and payable quarterly in cash at the annual rate of 9.75%. In addition, the Series B Preferred Stock shall be entitled to receive all dividends or other distributions paid with respect to the Common Stock on an as converted basis calculated as described for the Series A Preferred Stock; PROVIDED, that Patriot may elect to pay any portion of such additional dividends in additional shares of Series B Preferred Stock valued at the Stated Amount thereof.

DIVIDEND POLICY               Unless agreed to by a majority of the Non-Investor
                              Directors and a majority of the directors affiliated with the Investors, the Common Stock dividend will be limited to the minimum necessary to maintain REIT status, if applicable.

VOLUNTARY CONVERSION          SERIES A PREFERRED STOCK:  Holders of the Series A
                              Preferred Stock have the right to convert their shares of Series A Preferred Stock and accrued dividends into shares of Common Stock at any time at a price per share equal to the Initial
                              Conversion Price, as it may be adjusted as described below under "Anti-Dilution Rights."

                              SERIES B PREFERRED STOCK: Holders of the Series B Preferred Stock have the right to convert their shares of Series B Preferred Stock and accrued dividends into shares of Common Stock at any time at a price per share equal to the Initial Conversion Price, as it may be adjusted as described below under "Anti-Dilution Rights."

                              The Boards of Directors of the Companies shall agree to waive all restrictions on the conversion of such shares to the extent such conversion would not impair Patriot's ability to qualify as a REIT for tax purposes.

LIQUIDATION PREFERENCE PER SHARE   SERIES A PREFERRED STOCK:   In the event of
                                   any liquidation or winding up of the
                                   Companies, the holders shall be entitled to receive, in preference to the holders of the Common Stock, an amount equal to the greater of: (i) the amount the holders would have received had they converted their Series A
                                   Preferred Stock into Common Stock immediately prior to such liquidation or winding up, including for such purposes, if such liquidation or winding up occurs at any time prior to the fifth anniversary of date of issuance, such additional shares of Series A
                                   Preferred Stock as would have been issued in lieu of dividends as from the date of liquidation or winding up through and including such fifth anniversary; and (ii) the Stated Amount of their Series A Preferred
                                   Stock plus any accrued but unpaid dividends including for such purposes, if such liquidation or winding up occurs at any time prior to the fifth anniversary of the date of issuance, the Stated Amount of, plus any accrued but unpaid dividends on, such additional shares of Series A Preferred
                                   Stock as would have been issued in lieu of dividends from the date of liquidation or winding up through and including such fifth anniversary.

                                   SERIES B PREFERRED STOCK: In the event of any liquidation or winding up of the Companies, the holders shall be entitled to receive, in preference to the holders of the Common Stock, an amount equal to the greater of: (i) the amount the holders would have received had they converted their Series B Preferred Stock into Common Stock immediately prior to such liquidation or winding up including for such purposes, if such liquidation or winding up occurs at any time prior to the fifth anniversary of date of issuance, such additional shares of Series B Preferred Stock as would have been issued in lieu of dividends (assuming that dividends were paid solely in additional shares of Series B Preferred Stock rather than in cash) from the date of liquidation or winding up through such fifth anniversary; and (ii) the Stated Amount plus unpaid dividends including for such purposes, if such liquidation or winding up occurs at any time prior to the fifth anniversary of date of issuance, the Stated Amount of, plus any accrued but unpaid dividends on, such additional shares of Series B Preferred Stock as would have been issued in lieu of dividends from the date of liquidation or winding up through and including such fifth anniversary (assuming that dividends were paid solely in additional shares of Series B Preferred Stock rather than in cash).

RANKING The Series A Preferred Stock and the Series B Preferred Stock will rank pari passu with each other as to dividends and liquidation and senior to the Common Stock and any current or future preferred stock of Patriot or common or preferred units of Patriot's operating partnership.

OPTIONAL REDEMPTION           At any time after the fifth anniversary of the
                              date of issuance, upon written notice to the
                              holders 60 days prior to the redemption date,
                              Patriot shall have the option to redeem the
                              Preferred Stock at 101% of the outstanding Stated
                              Amount plus all accrued but unpaid dividends.
                              Patriot may redeem the Preferred Stock in whole
                              or, provided that at least $100 million in Stated
                              Amount of each series of the Preferred Stock
                              remains outstanding, in part, but any redemption
                              must redeem the Series A Preferred Stock and the
                              Series B Preferred Stock  PRO RATA.  For a period
                              ending six months following the initial closing
                              date, Patriot shall also have the option to redeem
                              any portion of the Preferred Stock in excess of
                              the Stated Amount of the Investors' minimum
                              investment of $600 million at 102% of the
                              outstanding Stated Amount plus all accrued but
                              unpaid dividends.  This redemption shall be
                              effected by action of the full Boards of Directors
                              of the Companies, except that it may be effected
                              solely by action of the Non-Investor Directors of
                              the Companies from the proceeds of a rights
                              offering at par of Preferred Stock (composed of
                              70% of the Series A Preferred Stock and 30% of
                              Series B Preferred Stock) with an aggregate Stated
                              Amount of up to $400 million made solely to the
                              Companies' shareholders at the time of such
                              offering (the "Rights Offering").   The holders
                              shall be permitted to convert their Preferred
                              Stock at any time prior to the redemption date, but the Investors shall not convert a Stated Amount of Preferred Stock in excess of $600 million prior to six months following the initial closing date.

VOTING RIGHTS                 The holders of the Preferred Stock will have the
                              same voting rights as the holders of Common Stock and will vote on an "as converted" basis, which shall not include shares subject to but not yet received as accelerated dividends upon conversion.

CHANGE OF CONTROL             In the event of any change of control of the
                              Companies, the holders shall have the right to receive, in exchange for their Preferred Stock and in preference to the holders of the Common Stock, an amount equal to the greater of: (i) the amount the holders of the Preferred Stock would have received had they converted into Common Stock immediately prior to such change of control, including for such purposes, if such change of control occurs at any time prior to the fifth anniversary of the date of issuance, such additional shares of Preferred Stock as would have been issued in lieu of dividends as described above from the date of the change of control through such fifth anniversary (assuming that dividends on the Series B Preferred Stock were to be paid in additional shares of Series B Preferred
                              Stock rather than in cash); and (ii) the Stated
                              Amount plus any accrued but unpaid dividends including for such purposes, if such change of control occurs at any time prior to the fifth anniversary of date of issuance, such additional shares of Preferred Stock as would have been issued in lieu of dividends as described above from the date of the change of control through such fifth anniversary (assuming that dividends on the Series B Preferred Stock were to be paid in additional shares of Series B Preferred Stock rather than in cash).

PROTECTIVE PROVISIONS         For so long as shares of the originally issued
                              shares of Preferred Stock remain outstanding, consent of the holders of at least a majority of the Preferred Stock shall be required for any action that: (i) alters or changes the rights, preferences or privileges of the Preferred Stock or amends or waives any provision of the Companies' certificate of incorporation or bylaws relative to the Preferred Stock, (ii) increases or decreases the authorized or issued number of shares of Preferred Stock or Common Stock of the Companies; and (iii) creates (by reclassification or otherwise) any new class or series of preferred or common shares of the Companies.

REGISTRATION RIGHTS           The Preferred Stock and the Common Stock
                              underlying the Preferred Stock beneficially owned by the Investors shall be entitled to demand, piggyback and other customary registration rights.


BOARD OF DIRECTORS            The Board of Directors of both of the Companies
                              will each consist of fifteen members following the transaction. Six positions will be reserved for the Companies' respective management and current directors. The Companies and the Investors will mutually select three independent directors for the respective Boards, one or more of whom may be current directors. The Investors will be entitled to appoint six additional directors to each Board.
                              Transactions involving major transactions, including without limitation the issuance, retirement or modification of equity or material debt of the Companies or involving material sales or purchases of assets, shall require a supermajority vote of the Boards. To the extent that the ownership by the Investors in the Companies declines over time, it is anticipated that the level of Board membership by the Investors will be reduced in a manner to be set forth in the definitive documentation. The foregoing Board membership rights shall not be transferable with the Preferred Stock.

ANTI-DILUTION RIGHTS          The conversion price of the Preferred Stock will
                              be subject to adjustments to avoid dilution in the event that the Companies issue additional equity
                              (other than issuances pursuant to employee stock plans or stockholder rights plans) at a price less than the fair market value at the time of issuance. The conversion price will also be subject to proportional adjustment for stock splits, combinations, stock dividends, recapitalizations and similar transactions or events.

PREEMPTIVE RIGHTS             Until the fifth anniversary of the issuance of the
                              Preferred Stock, for so long as the Investors own shares of Preferred Stock or Common Stock together representing or convertible into more than 15% of the fully diluted shares of Common Stock, they shall have a preemptive right to purchase the same percentage of securities issued by the Companies as their percentage of the outstanding Common
                              Stock assuming that the Preferred Stock is fully converted. This preemptive right will not apply during the first six months following the date of issuance of the Preferred Stock or to the Rights
                              Offering.

USE OF PROCEEDS               The net proceeds from the sale of Preferred Stock
                              will be used by the Companies to (i) settle currently outstanding equity forward contracts,
                              (ii) repay existing debt and (iii) fund general corporate activities, including fees and expenses associated with this transaction.

EXCLUSIVITY PERIOD            In order to induce the Investors to complete their
                              due diligence and negotiate final documentation, the Companies agree to the no shop and exclusivity provisions for the benefit of the Investors for a period of 45 days in accordance with the Letter
                              Agreement to which this Term Sheet  is appended.

CLOSING CONDITIONS            The closing will be conditioned upon (i)
                              expiration of the HSR waiting period, (ii) approval by the shareholders of the Companies, if required by law or under the New York Stock
                              Exchange's rules, (iii) no material adverse change to the Companies, (iv) retirement or restructuring of existing equity forward contracts and debt and the issuance of any new debt or equity securities on terms and conditions satisfactory to the Investors and (v) other customary closing conditions.

FEES AND EXPENSES             The Investors shall earn a transaction fee of 1.5%
                              of the first $600 million Stated Amount of their committed investment and a standby fee of 3.0% of the Stated Amount of their committed investment over $600 million, in each case at the time of the execution of the definitive documentation. The fees will be paid by the Companies on the earliest to occur of the date of issuance of the Preferred
                              Stock, four months following the date of execution of the definitive documentation or the completion by the Companies of any financing intended as an alternative to some or all of the Preferred Stock
                              (an "Alternative Financing"); PROVIDED, that the
                              Investors shall have the right in their sole discretion to approve the terms and conditions of any Alternative Financing unless the Alternative
                              Financing shall entirely replace the Preferred
                              Stock. In all cases other than a breach by them of their obligation to fund the Investment on the terms and conditions provided for in the definitive documentation, and in addition to the payment of the fees set forth above, the Companies shall reimburse the Investors promptly following a request therefor for


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                              all of the Investors' advisory fees and expenses
                              and other expenses incurred in connection with their evaluation of, and commitment to make, an investment in the Companies.

TRANSFERABILITY/STANDSTILL    To address the Boards' concerns in these areas,
                              the Investors will agree, pursuant to the Definitive Agreements, to the adoption of a stockholders rights plan with a 20% "flip-in" threshold, from which the Investors' initial ownership arising from the transaction would be grandfathered. The Investors will agree not to increase their collective percentage interest in the Companies by more than an amount to be agreed upon in the Definitive Agreements without approval of a majority of the Non-Investor Directors or pursuant to an offer made to all shareholders.